UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

____________________________________________________________

FORM 8-K/A

(Amendment No 5)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): February 10, 2011

STUDIO II BRANDS, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-50000	65-0664963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16F/ Honest Motors Building 9-11 Leighton Road Causeway Bay, Hong Kong
(Address of principal executive offices)

Registrant’s telephone number, including area code:  852-2890-1818

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

STUDIO II BRANDS, INC

TABLE OF CONTENTS

Page
ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT	3
ITEM 2.01 – COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS	4
ITEM 3.02 - UNREGISTERED SALES OF EQUITY SECURITIES	28
ITEM 4.02 - NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW	29
ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS	30
ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS	30
SIGNATURES	33

EXPLANATORY NOTE – STUDIO II Brands, Inc., is filing this Amendment No. 5 on Form 8-K/A (this "Fifth Amended Filing") to its current report on Form 8-K, which was filed on February 10, 2011 (the "Original Filing"), its Amendment No. 1 on Form 8-K/A which was filed on May 13, 2011, (the “First Amended Filing”) its Amendment No. 2 on Form 8-K/A which was filed on August 8, 2011 (the “Second Amended Filing”), its Amendment No. 3 on Form 8-K/A which was filed on October 27, 2011 (the “Third Amended Filing”) and its Amendment No. 4 on Form 8-K/A which was filed on December 12, 2011 (the “Fourth Amended Filing”), to include Exhibit 10.11, which was inadvertently omitted from the Fourth Amended Filing, and to revise Exhibits 99.1 and 99.2.1 from the Fourth Amended Filing to correct the Consolidated Statement of Cash Flows in each such exhibit to be consistent with the disclosures included in Note 3 thereof.  Except as described above, no other changes have been made to the Fourth Amended Filing, and this Fifth Amended Filing does not amend, update or change any other information in the financial statements or any other items or disclosures in the Original Filing, the First Amended Filing, the Second Amended Filing, the Third Amended Filing or the Fourth Amended Filing.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K/A CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, PRINCIPALLY IN THE SECTIONS ENTITLED “DESCRIPTION OF BUSINESS,” “RISK FACTORS,” AND “FINANCIAL INFORMATION - MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.” ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACT CONTAINED IN THIS CURRENT REPORT ON FORM 8-K/A, INCLUDING STATEMENTS REGARDING FUTURE EVENTS, OUR FUTURE FINANCIAL PERFORMANCE, BUSINESS STRATEGY AND PLANS AND OBJECTIVES OF MANAGEMENT FOR FUTURE OPERATIONS, ARE FORWARD-LOOKING STATEMENTS. WE HAVE ATTEMPTED TO IDENTIFY FORWARD-LOOKING STATEMENTS BY TERMINOLOGY INCLUDING “ANTICIPATES,” “BELIEVES,” “CAN,” “CONTINUE,” “COULD,” “ESTIMATES,” “EXPECTS,” “INTENDS,” “MAY,” “PLANS,” “POTENTIAL,” “PREDICTS,” “SHOULD” OR “WILL” OR THE NEGATIVE OF THESE TERMS OR OTHER COMPARABLE TERMINOLOGY. ALTHOUGH WE DO NOT MAKE FORWARD-LOOKING STATEMENTS UNLESS WE BELIEVE WE HAVE A REASONABLE BASIS FOR DOING SO, WE CANNOT GUARANTEE THEIR ACCURACY. THESE STATEMENTS ARE ONLY PREDICTIONS AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS, INCLUDING THE RISKS OUTLINED UNDER “RISK FACTORS” OR ELSEWHERE IN THIS CURRENT REPORT ON FORM 8-K/A, WHICH MAY CAUSE OUR OR OUR INDUSTRY’S ACTUAL RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. MOREOVER, WE OPERATE IN A VERY COMPETITIVE AND RAPIDLY CHANGING ENVIRONMENT. NEW RISKS EMERGE FROM TIME TO TIME AND IT IS NOT POSSIBLE FOR US TO PREDICT ALL RISK FACTORS, NOR CAN WE ADDRESS THE IMPACT OF ALL FACTORS ON OUR BUSINESS OR THE EXTENT TO WHICH ANY FACTOR, OR COMBINATION OF FACTORS, MAY CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN ANY FORWARD-LOOKING STATEMENTS.

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 10 2011, Studio II Brands, Inc., a Florida corporation (hereinafter referred to as the “Registrant”), entered into a Share Exchange Agreement (the “Exchange Agreement”) with Hippo Lace Limited (“HLL”), a British Virgin Islands corporation. Pursuant to the terms of the Exchange Agreement, the Registrant agreed to acquire all of the issued and outstanding shares of common stock in HLL, in exchange for the issuance of an aggregate of 2,291,100 shares of the Registrant’s common stock to the shareholder of HLL, thereby causing HLL and its wholly-owned subsidiary Legend Sun Limited, a Hong Kong limited liability company (“Legend Sun”), to become wholly-owned subsidiaries of the Registrant (the “Share Exchange”).

The Board of Directors of the Registrant authorized execution of the Exchange Agreement on its behalf.  The Board of Directors of HLL recommended execution of the Exchange Agreement, and the shareholder of HLL approved execution of the Exchange Agreement.

The Exchange Agreement is filed as Exhibit 2.1 hereto and incorporated herein by reference.

ITEM 2.01 – COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The Share Exchange Transaction

Closing of the exchange transaction under the terms of the Exchange Agreement described in Item 1.01 was completed on February 10, 2011.  As a result of closing of the share exchange transaction, the Registrant acquired HLL and its wholly-owned subsidiary, Legend Sun, both of which became wholly-owned subsidiaries of the Registrant.  No consideration other than 2,291,100 shares of common stock of the Registrant was given to the shareholder of HLL as part of the transaction.

The terms of the Exchange Agreement were determined through arms length negotiations between the Registrant and HLL.  Execution of the Exchange Agreement and closing of the share exchange transaction were approved on behalf of the Registrant by its board of directors, and on behalf of HLL by its board of director and by the shareholder.

Prior to closing under the Exchange Agreement, the Registrant had a total of 9,608,176 shares of common stock issued and outstanding.  As a result of closing under the Exchange Agreement, the Registrant has a total of 11,899,276 shares of its common stock issued and outstanding, of which 9,608,176 shares, or approximately 80.75%, are owned by previously existing shareholders of the Registrant, with the balance of 2,291,100 shares, or approximately 19.25%, are owned by person who was previously shareholder of HLL.

Changes Resulting from the Share Exchange

Following completion of the share exchange transaction, the Registrant intends to carry on the business of HLL’s subsidiary, Legend Sun, which is engaged in the operation of a coffee shop restaurant in Hong Kong, PRC.

No Changes to the Board of Directors and Officers

There were no changes in the existing officers and directors of the Registrant as a result of closing of the Share Exchange.  All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board of directors.

DESCRIPTION OF BUSINESS

BUSINESS OF STUDIO II BRANDS, INC.

Studio II Brands, Inc. (a development stage enterprise) was formed on May 6, 1996 in the State of Florida. Its activities to date have been primarily directed towards the raising of capital and seeking business opportunities.

Introduction

Through our wholly-owned subsidiary, Legend Sun Limited, we are engaged in the business of operating a coffee shop restaurant under the “Caffe Kenon” tradename. Our plan of operations is to open additional coffee shop restaurants in Hong Kong and PRC using the same concept.  The new restaurants will either be company owned or will be subfranchise operations.

Corporate History

We were incorporated under the laws of the State of Florida on May 6, 1996. We were formed as a “blank check” or “shell company” for the purpose of seeking, investigating, and, if warranted, acquiring one or more properties or businesses.  From inception to February 10, 2011, we remained in the development stage. Our only activities during this period were organizational activities, compliance with SEC reporting obligations, and seeking a suitable business acquisition.

On February 10 2011, we acquired all of the issued and outstanding shares of HLL As a result of completion of this share exchange transaction, HLL and Legend Sun became our wholly-owned subsidiaries.

We completed the share exchange transaction with HLL in order to acquire the business operations carried on through its subsidiary, Legend Sun, and with the intent of focusing our business operations exclusively on the operations of HLL.

As a result of completion of the share exchange transaction, Legend Sun became our operating subsidiary.  HLL was incorporated on December 11, 2009, and acquired Legend Sun in February, 2010.

Immediately prior to completion of the share exchange transaction with HLL on February 10, 2011, we had a total of 9,608,176 shares of common stock issued and outstanding, of which 5,862,500, or approximately 61%, were issued on November 19, 2010, for cash consideration of $5,862.50, or $0.001 per share.  Out of the 5,862,500 shares issued on November 19, 2010, a total of 2,415,000, or approximately 41.19% were issued to persons who are officers, directors or affiliates of the Company.

We issued an additional 2,291,100 shares to complete the share exchange transaction with HLL.  Accordingly, following completion of the share exchange transaction, we had a total of 11,899,276 issued and outstanding shares of common stock.

Corporate Structure

The Chart below depicts our corporate structure. As depicted below, Studio II Brands owns 100% of Hippo Lace Limited and Hippo Lace Limited owns 100% of Legend Sun Limited.

Studio II Brands, Inc. A Florida Corporation

↓ 100%

Hippo Lace Limited. A British Virgin Islands Corporation

↓ 100%

Legend Sun Limited A Hong Kong Corporation

BUSINESS OF HIPPO LACE LIMITED

In this discussion of the “Business of Hippo Lace,” unless otherwise noted or required by the context, references to “the Company,” “us,” “we,” “our,” and similar terms refers to the Registrant, as defined above, which is comprised of the Registrant and the operating business of HLL, as described above, after the consummation of the Securities Exchange.

Current Operations

Through our operating subsidiary, Legend Sun, we are in the business of operating coffee shop restaurants under the tradename “Caffe Kenon.”  We currently own and operate one Caffé Kenon coffee shop located in Hong Kong which has been in operation since June, 2009.  This shop is operated under the terms of a franchise agreement between HLL and Sizegenic Holdings Limited, a British Virgin Islands corporation. Another two Caffe Kenon coffee shops, one of which is located in Hong Kong and one of which is located in Beijing, PRC, are operated by subfranchisees of HLL from which we receive franchise and management fees.  Sizegenic entered into an International Exclusive Distribution and Promotion Agreement (the “Café Centro Agreement”) with Café Centro Brazil Wurzburger Vittorio &C. S.a.s., an Italian corporation (“Café Centro”) on June 26, 2009, pursuant to which Sizegenic has the exclusive right to distribute and sell coffee products supplied by Café Centro and the exclusive license to use the brand name and trademark “Caffe Kenon” in business operations for a period of ten (10) years within the region consisting of Hong Kong, Macau, Taiwan and China.

At our restaurants we offer Italian-style espresso drinks using “Kenon” brand coffee imported from Italy.  We also serve breakfast, lunch, dinner with a moderately-priced italian style standard menu which includes pizza, spaghetti, risotto, salads, sandwiches and desserts. In addition, Café Kenon Bistro serves periodic specialty meals in addition to the standard menu items. We seek to establish restaurant locations in shopping and commercial areas with significant foot traffic and with easy access to underground railroad or other public transportation.  Our restaurants are designed in an “L” shape design with seating areas for customers around a counter area which includes display cases for pastries and other items and a work area where staff prepare espresso drinks.  We use a modern stylish design for the interior with a flexible combination of tables and chairs designed to allow us to host various types of events and to accommodate a total of approximately 50 guests.  In January, 2010, we hosted a Shiseido Dttusais Melty Lips event organized by Shiseido, the Japanese cosmetic manufacturer, to promote and demonstrate its new product “Melty Lips” to press and media guests.

Future Plan of Operations

Our future plan of operations is to seek to continue to expand by adding additional Café Kenon locations in Hong Kong and in China.  Some of the new locations may be Company owned and operated as franchises of Sizegenic, and some may be subfranchise operations from which the Company receives franchise and management fees.  We also plan to search possible investment and business opportunities in different potential restaurant and catering service business segments including hotpot and traditional Chinese cuisine restaurants, and possible investment and business opportunities related to ownership and operation of a coffee farm and production of our own brand of packed coffee beans and canned coffee to be sold to wholesale and retail customers. We will require additional working capital in order to open new Company owned Café Kenon locations or to pursue other potential investment and business opportunities, and there is no assurance that such additional working capital funding will be available, or will be available on terms which are acceptable to the Company.

Facilities

We currently maintain a mailing address at 16/F Honest Motors Building 9-11 Leighton Road Causeway Bay, Hong Kong, which is provided to us without charge pursuant to a verbal agreement with our CEO, Cheung Ming.  The premises are provided to us without charge because the cost is considered to be immaterial. This property is currently under lease to Ever Lucid Limited, a Hong Kong corporation which is a subsidiary of Sizegenic Holdings Limited, and is used for commercial purposes by Ever Lucid Limited and by other subsidiaries of Sizegenic. The premises is a 21 story commercial building located close to our company owned restaurant.  The initial lease term was from July 7, 2009 to June 6, 2011, at a monthly rental of HK$37,316 (approximately US$4,784).  In June, 2011, Ever Lucid Limited renewed the lease for another two fixed years at the monthly rate of HK$47,627 (approximately US$6,106) and HK$48,118 (approximately US$6,169) for the first and second years, respectively.  These facilities provide a suitable location for our administrative offices because we have only a limited need for office space, the space is provided to us without charge, and it is located near our company-owned restaurant.

We lease premises at Ground Floor Nam Hing Fong, 38 Yiu Wa Street, Causeway Bay, Hong Kong, for operation of our owned restaurant.  The lease for these premises is for a term of 5 years, commencing June 1, 2009, at a monthly rental rate of HK$52,000 for the first three years and HK$65,000 for the last two years. (approximately $6,667 and $8,333 per month respectively).  Upon not less than 6 months prior notice at the end of the initial term of the lease, we have an option to extend the term for an additional 2 years.  In addition to monthly rent, we are also obligated to pay a monthly management fee of HK$3,897 (approximately US$500), and quarterly government fees of HK$12,600 (approximately US$1,615) throughout the term of the lease.  At the time of execution of the lease, we paid a refundable security deposit of HK$279,485 (approximately US $35,831) representing 5 months rent and management fees.  The lease may be terminated by the landlord prior to the expiration of its term in the event we breach any of the material terms and conditions of the lease agreement. These premises are suitable for operation of our restaurant because the size of the space, and because they are located on the ground floor in a high density area which includes both commercial and residential development and in which there is a significant amount of foot traffic.

One of our franchised Café Kenon restaurants is located at shop no. 208 and 209 of the 2nd floor of the Tai Yau Plaza shopping center in Wanchai, Hong Kong. The center is part of a 24 story office building situated at the area combining business and residential customers and just a few minutes’ walk to the underground railway station.  We selected this center as our franchise location because it is well established to provide adequate facilities to support our operation needs.  There is substantial pedestrian traffic because of the property’s convenient access to mass transportation facilities and because of the large embedded office and residential customer base near the premises, which is beneficial to our business.  The lease for these premises is for a term of 6 years, commencing March 1, 2010, at a monthly base rental rate of HK$58,120 (approximately US$7,451) for the first three years and upon not less than 5 months prior notice at the end of the initial term of the lease, subfranchisee has an option to extend the term for an additional 3 years at current market rent to be agreed between the subfranchisee and the landlord.  In addition to monthly base rent, subfranchisee is also obligated to pay a turnover rent at 10% of the monthly gross turnover of the shop in excess of the base rent of HK$58,120, monthly service charges of HK$10,171 (approximately US$1,304) and quarterly government fee of HK$4,800 (approximately US$615).  At the time of execution of the lease, the subfranchisee paid a refundable security deposit of HK$422,960 (approximately US$54,226) representing 6 months base rent , service charge and government fee.  The lease may be terminated by the landlord due to materially default of the tenant to observe and perform its obligations of the lease.

Our other franchised Café Kenon restaurant is located at Shop no. 502 to 504 of the Joy City Shopping Center in the Chaoyang District of Beijing, PRC. The Center occupied over 400,000 square meter to provide shopping, catering, entertainment and leisure facilities by local and international brands.  The City consists of offices and apartments with underground railway station nearby.  We selected this center as the franchise location base because of its location within a commercial development which includes living areas and a large variety of shopping, dining and leisure facilities operated by renowned international brands that we believe will attract  business and residential customers to the area, many of whom are potential customers for our restaurant. and popularize our brand effectively.  The lease for these premises is for a term of 5 years, commencing May 1, 2010, at a monthly base rental rate of 1st year: RMB82,125 (approximately US$12,530), 2nd year: RMB91,250 (approximately US$13,920), 3rd year: RMB100,375 (approximately US$15,315), 4th and 5th year: RMB118,625 (approximately US$18,100) and upon not less than 6 months prior notice at the end of the initial term of the lease, subfranchisee has an option to extend the lease at current market rent and term to be agreed between the subfranchisee and the landlord.  In addition to monthly base rent, subfranchisee is also obligated to pay a turnover rent at 1st year: 14%, 2nd and 3rd year: 16%, 4th and 5th year: 17% of the monthly gross turnover of the shop in excess of the respective base rent, monthly management fee of RMB20,400 (approximately US$3,112) and promotion levy of RMB3,000 (approximately US$458).  At the time of execution of the lease, the subfranchisee paid a refundable security deposit of RMB316,575 (approximately US$48,300) representing 3 months base rent , management fee and promotional levy.  The lease may be terminated by either party due to materially default of the other party to observe and perform its obligations of the lease.

We assist our franchisees in finding acceptable restaurant locations by advising them and making recommendations regarding site selection. But, it is the responsibility of the franchisees to execute the lease agreement for such premises.  Among the factors we consider in recommending suitable locations are: (1) seeking a location which is the appropriate size and is located on the ground floor of an urban district or the shop level of an office/shopping complex with considerable pedestrian traffic and convenient access to mass transportation facilities; (2) evaluation of other restaurant/catering businesses in the area to assess possible synergies and the level of direct competition; (3) seeking locations previously occupied by restaurants or licensed catering service providers to gain time and cost benefit from easier compliance to governmental requirements for obtaining required business license; (4) evaluate access to utilities including electricity, gas, water and telecommunications sufficient to satisfy operating requirements; (5) reviewing known development plans for the area which may affect future usage of the premises; and (6) confirming the identity of the landlord, the landlord’s ownership of the premises and the fact that there are no pending legal actions or claims relating to the premises.

Franchise Agreements

Pursuant to Franchise Agreement dated February 10, 2010 and the Supplementary Franchise Agreement dated March 1, 2010, between Sizegenic Holdings Limited, a British Virgin Islands corporation (“Sizegenic”) and HLL, the Company’s operating subsidiary, Legend Sun, was granted the right to operate a coffee shop restaurant at Ground Floor Nam Hing Fong, 38 Yiu Wa Street, Causeway Bay, Hong Kong.  The Franchise Agreement is based on the International Exclusive Distribution and Promotion Agreement (the “Café Centro Agreement”) entered by and between Café Centro Brazil Wurzburger Vittorio &C. S.a.s. “Café Centro” and Sizegenic on June 26, 2009 under which Sizegenic has the exclusive right to distribute and sell coffee products supplied by Café Centro and the exclusive license to use the brand name and trademark “Caffe Kenon” in business operations for a period of ten (10) years within the region consisting of Hong Kong, Macau, Taiwan and China.

The Franchise Agreement and the Supplementary Franchise Agreement between Sizegenic and HLL are for an initial term of three year, commencing February 10, 2010, and includes a right of renewal for a second three year term..  The Franchise Agreement provides for payment of an initial franchise fee of HK $40,000 (approximately US $5,145) for the 1st year and HK$80,000 (approximately US$10,272) for each remaining year of the term, and payment of a monthly management fee of 10% of the franchisees net income.  Under the terms of the franchise agreement, the franchisor has the right to approve the location, interior and exterior design, layout, furniture, fixtures, equipment, signs and decoration to be used by the franchisee, and the franchisee has the right to use the Café Kenon name and trademark and other associated intellectual property in the operation of its business. The franchisee is required to install and use a point of sale system designated by the franchisor and to provide sales data and financial information, including an annual financial report to the franchisor. The franchise agreement gives the franchisor the right to automatically terminate the franchise agreement without a right to cure in certain circumstances such as insolvency of the franchisee, levy or execution against the franchisee by a creditor, or in the event the franchisee materially defaults under the terms of the franchise agreement three times within a 12 month period.

In addition, pursuant to a supplement to the foregoing Franchise Agreement, which supplement was made and entered into as of March 1, 2010, Sizegenic authorized Legend Sun, as an affiliate of Hippo Lace, to grant a subfranchise for operation of additional restaurants at the two following locations:

-

Shop No. 02-04, 5/F, Joy City, No 28 Qingnian Road, Chaoyang District, Beijing, PRC

-

Shop No. 208 and 209, Tai Yau Plaza, 181 Johnston Road, Wan Chai, Hong Kong, PRC

Hippo Lace through its subsidiary Legend Sun entered into a Franchise Agreement with Sino Wish Limited, a Hong Kong corporation, on March 1, 2010, granting Sino Wish the right to operate a restaurant at Shop No. 208 and 209, Tai Yau Plaza, 181 Johnston Road, Wan Chai, Hong Kong, PRC Under the terms of the franchise agreement Sino Wish Limited paid an initial franchise fee of HK $80,000 (approximately US $ 10,272), and is obligated to pay a monthly management fee equal to 10% of its net income.

Hippo Lace through its subsidiary Legend Sun entered into a Franchise Agreement with Beijing Kenon Bistro Catering Limited, a PRC corporation, on April 1, 2010, granting Beijing Kenon Bistro the right to operate a restaurant at Shop no. 02-04, 5/F, Joy City, No 28 Qingnian Road, Chaoyang District, Beijing, PRC. Under the terms of the franchise agreement, Beijing Kenon Bistro paid an initial franchise fee of RMB 80,000 (approximately US$ 11,080), and is obligated to pay a monthly management fee equal to 10% of its net income.

Each of the foregoing franchise agreements executed by Hippo Lace has a term of 3 years from the date of execution, and includes a renewal option for a second 3 year term. The franchise agreements also give the franchisor the right to approve the location, interior and exterior design, layout, furniture, fixtures, equipment, signs and decoration to be used by the franchisee, and the franchisee has the right to use the Caffé Kenon name and trademark and other associated intellectual property in the operation of its business. The franchisee is required to install and use a point of sale system designated by the franchisor and to provide sales data and financial information, including an annual financial report to the franchisor. The franchise agreement gives the franchisor the right to automatically terminate the franchise agreement without a right to cure in certain circumstances such as insolvency of the franchisee, levy or execution against the franchisee by a creditor, or in the event the franchisee materially defaults under the terms of the franchise agreement three times within a 12 month period.

Competition

The retail food industry, in which the Company competes, is made up of supermarkets, convenience stores, coffee shops, snack bars, delicatessens and restaurants, and is intensely competitive with respect to food quality, price, service, convenience, location and concept.  The industry is often affected by changes in consumer tastes; regional or local economic conditions; currency fluctuations; demographic trends; traffic patterns; the type, number and location of competing food retailers and products; and disposable purchasing power.  In Hong Kong where we currently operate one restaurant and have one franchised location, and in Beijing, where we currently have one franchised location, we compete with a large number of coffee shops which primarily sell coffee drinks and have only a limited selection of food. These include large international franchise operations such as Starbucks, and many small shops which have only a single location or a limited number of locations.  In addition, because of the fact that we also have a full menu and offer moderately-priced meals , we also compete with numerous café’s and coffee shops which are primarily restaurants and may or may not offer espresso style coffee drinks.  Therefore, at the present time, our primary competitors vary in each location, and consist of other moderately-priced restaurants, café’s and specialty coffee shops located in the same area.

Suppliers and Raw Materials

The Company’s restaurants and franchisees purchase a substantial number of food and paper products, equipment and other restaurant supplies from a variety of third party distribution companies. The principal items purchased include food products, paper and packaging materials.  We purchase all coffee beans and coffee products, including the necessary equipment to make espresso drinks, from Café Centro Brazil Wurzburger Vittorio &C. S.a.s., an Italian corporation (“Café Centro”) under the terms of the International Exclusive Distribution and Promotion Agreement (the “Café Centro Agreement”) dated June 26, 2009 between Sizegenic Holdings and Café Centro. In both Hong Kong and Beijing, where our restaurants and franchisees are located, there are many suppliers of food and paper products, and in each location we currently purchase these items from numerous local suppliers, none of which supply a significant percentage of the supplies and raw materials we require.

Employees

The Company currently has a total of approximately 18 full-time employees, including 10 management and administration personnel, and approximately 8 other employees who each work in a particular restaurant location.  The restaurant employees include chefs, barrista’s who make espresso coffee drinks, and servers.

Intellectual Property

The Company has the right to use the Trademark “Caffe Kenon” in its operations pursuant to the terms of the Franchise Agreement with Sizegenic. The Franchise Agreement had an initial term of one year, which expired February 10, 2011 and has been renewed for another two years, and the Company’s right to use the Trademark continues as long as the Franchise Agreement remains in effect.  In addition, the Company has proprietary recipes it has developed which it uses and which it authorizes its franchisees to use.

Government Regulation

The Company’s operating subsidiary Legend Sun Ltd. (“Legend Sun”) acquired Business Registration Certificate from the Inland Revenue Department of HKSAR on March 30, 2009.  Legend Sun is required to renew the Certificate with a fee and to file annual profit tax return supported by audited financial statements on annual basis.

Legend Sun owned restaurant acquired relevant restaurant licence from Food and Environmental Hygiene Department of HKSAR for the provision of foods and beverages at the above-mentioned premises by compliance to the following conditions:

(a)

compliance with licensing requirements in respect of health, ventilation, gas safety, building structure and means of escape imposed by Licensing Authority; and

(b) compliance with fire services requirements imposed by the Director of Fire Services.

Legend Sun is required to provide statutory required benefits such as mandatory provident fund contribution, leaves, holidays and employee compensation insurance to eligible staff.

The Company is not currently subject to Chinese laws and regulations regarding its corporate structure and foreign ownership.  The only operations in China are pursuant to the terms of a franchise agreement and the Company has no ownership interest in the franchisee.  The operations of the Company’s franchisee in China are subject to various health, safety, sanitation and labor laws as described above.

Legal Proceedings

There are no legal proceedings pending and, to the best of our knowledge, there are no legal proceedings contemplated or threatened against us.

RISK FACTORS

Risks Related to Our Business

Food safety and food-borne illness concerns may have an adverse effect on our business.

Food safety is a top priority, and we dedicate substantial resources to ensure that our customers enjoy safe, quality food products.  However, food-borne illnesses, such as E. coli, hepatitis A, trichinosis or salmonella, and food safety issues have occurred in the past, and could occur in the future.  Any report or publicity linking us to instances of food-borne illness or other food safety issues, including food tampering or contamination, could adversely affect our reputation as well as our revenues and profits.  If our customers become ill from food-borne illnesses, we could also be forced to temporarily close our restaurant.  Food-borne illness, food tampering and food contamination could also be caused by food suppliers or distributors and, as a result, could be out of our control.  The occurrence of food-borne illnesses or food safety issues could also adversely affect the price and availability of affected ingredients, which could result in disruptions in our supply chain and/or lower margins. .

Changes in commodity and other operating costs could adversely affect our results of operations.

Any increase in certain commodity prices, such as food, energy and supply costs, could adversely affect our operating results.  Because we provide moderately priced food, our ability to pass along commodity price increases to our customers may be limited.

Shortages or interruptions in the availability and delivery of food and other supplies may increase costs or reduce revenues.

We are dependent upon third parties to make frequent deliveries of food products and supplies that meet our specifications at competitive prices.  Shortages or interruptions in the supply of food items and other supplies to our restaurant could adversely affect the availability, quality and cost of items we buy and the operations of our restaurant.  Such shortages or disruptions could be caused by inclement weather, natural disasters, increased demand, problems in production or distribution, the inability of our vendors to obtain credit, food safety warnings or advisories or the prospect of such pronouncements, or other conditions beyond our control.  A shortage or interruption in the availability of certain food products or supplies could increase costs and limit the availability of products critical to restaurant operations.

Risks associated with the suppliers from whom our products are sourced and the safety of those products could adversely affect our financial performance.

The products we sell are sourced from a wide variety of suppliers.  The financial instability of suppliers, suppliers’ failure to meet our standards, product quality issues, inflation, and other factors relating to the suppliers are beyond our control.  These and other factors affecting our suppliers and our access to products could adversely affect our financial performance.

Concerns regarding the safety of food ingredients or products that we source from our suppliers could cause customers to avoid purchasing certain products from us even if the basis for the concern is outside of our control.  Any lost confidence on the part of our customers would be difficult and costly to reestablish.

Health concerns arising from outbreaks of viruses or other diseases may have an adverse effect on our business.

Hong Kong and some Asian countries have experienced outbreaks of Avian Flu and H1N1, or “swine flu,” and some commentators have hypothesized that further outbreaks could occur and reach pandemic levels.  Future outbreaks on a widespread basis could affect our ability to attract and retain employees.  To the extent a virus such as swine flu is transmitted through human contact, employees or guests could become infected, or could choose, or be advised, to avoid gathering in public places, any of which could adversely affect restaurant guest traffic or the ability to adequately staff restaurants.

Our business may be adversely impacted by general economic conditions.

Our results of operations are dependent upon discretionary spending by consumers, which may be affected by general economic conditions of the Hong Kong market. Economic conditions in Hong Kong could deteriorate and in that event, it is likely that consumer discretionary spending would decrease which would adversely affect our operations and profitability. Some of the factors which could have an impact on discretionary consumer spending include increased unemployment, reductions in disposable income as a result of equity market declines and declines in residential real estate values, credit availability and consumer confidence.  A deterioration in economic conditions could also result in limited credit availability on third party vendors such as our suppliers. The inability of our suppliers to access financing, or the insolvency of suppliers, could lead to disruptions in our supply chain which could adversely impact our sales and financial condition.

Changes in governmental regulations may adversely affect our business operations.

We are subject to various governmental regulations relating to health, sanitation, food, workplace safety, fire and other matters. In addition, requirements of governmental authorities with respect to zoning, land use, licensing, permitting and environmental standards could delay or prevent development of new restaurants in particular locations.   The compliance costs associated with these laws and evolving regulations could be substantial, and any failure or alleged failure to comply with these laws could lead to litigation, which could adversely affect our financial condition.

The retail food industry in which we operate is highly competitive.

The retail food industry in which we operate is highly competitive with respect to price and quality of food products, new product development, price, advertising levels and promotional initiatives, customer service, reputation, restaurant location, and attractiveness and maintenance of properties.  If consumer or dietary preferences change, or our restaurants are unable to compete successfully with other retail food outlets, our business could be adversely affected.

The loss of key personnel or difficulties recruiting and retaining qualified personnel could jeopardize the Company’s ability to meet its financial targets.

Our success depends substantially on the contributions and abilities of key executives and other employees, and on our ability to recruit and retain high quality employees to work in and manage our restaurants. We must continue to recruit, retain and motivate management and other employees sufficient to maintain our current business and support our planned growth. A loss of key employees or a significant shortage of high quality restaurant employees could jeopardize our ability to meet our financial targets.

Key accounting personnel do not have professional experience with U.S. GAAP and SEC rules and regulations.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are required to follow the SEC’s regulations on disclosures and financial reporting, including establishing and maintaining necessary disclosure controls and procedures and establishing and maintaining necessary internal controls over financial reporting which will allow us to prepare and file timely periodic reports containing financial statements prepared in accordance with US GAAP. Our books and records are currently prepared and maintained in accordance with Hong Kong GAAP, which is different from US GAAP, and our financial statements are converted from HK GAAP to US GAAP for financial reporting purposes.  Our internal accounting staff and our current CFO, who have primary responsibility for preparing and supervising the preparation of our financial statements for reporting purposes, are specialized in HK GAAP.  They have basic knowledge of SEC rules and regulations and of US GAAP, but have limited professional experience with US GAAP and in complying with US reporting requirements. In addition, although our management team and board of directors has basic knowledge regarding maintenance of disclosure controls and procedures and internal controls over financial reporting, it does not include anyone who is an expert in these matters.  We are currently in the process of seeking to find an expert in the US to engage either as a consultant or as CFO in the coming few months who has experience in preparation of financial statements in accordance with US GAAP and who will help to address our disclosure control and internal control needs.  After we engage an expert to provide assistance, we intend to devote significant resources to maintaining and improving the effectiveness of our disclosure controls and procedures and internal control over financial reporting.  If we cannot engage and retain an expert who assist us and who will dedicate sufficient time on our disclosures, financial reporting and related controls, we will face the risk of not meeting all SEC requirements and will be unable to maintain our status as a SEC reporting public company.

We have a limited operating history and a limited history of profitable operations.

We commenced business operations in January 2010 and have a limited operating history and a limited history of profitable operations As a result of its limited operating history and limited history of profitable operations, there is no assurance that we can continue to operate profitably in the future.

We will require additional capital in order to fully implement our business plan of expanding our operations by opening additional restaurants.  There is no assurance that we will be able to raise the necessary additional capital.

Our business plan calls for significant expenses in connection with opening additional restaurant locations.  We do not currently have any arrangements to obtain additional financing and may not be able to find such financing if required.  The most likely source of additional financing presently available to us is through sale of equity capital after a trading market has been established for our shares.  There can be no assurance that a trading market will be established, or that the establishment of a trading market will enable us to raise additional capital at a price and on terms that we consider satisfactory.  In the event we are unable to obtain the additional capital we will be unable to fully implement our business plan and our ability to grow and increase our profitability will be adversely affected.

Risks Relating to the Common Stock

No public market exists in our shares and there is no guarantee one will arise.

There currently is no public market for our shares, and no assurance can be given that a market will develop in the future. Even in the event that such a public market does develop, there is no assurance that it will be maintained or that it will be sufficiently active or liquid to allow shareholders to easily dispose of their shares. The lack of a public market or the existence of a public market with little or no activity or liquidity is likely to reduce or limit the potential value of our shares.

If a trading market develops for our stock, it is likely to be subject to the "Penny Stock" rules of the SEC which would make transactions in our shares cumbersome and may reduce the value of an investment in our stock.

There is no current trading market for the shares, and there can be no assurances that a trading market will develop.  If such a trading market does develop, it will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks."  Penny stocks are generally equity securities with a price of less than $5.00 per share, except for securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to make a special written determination that the penny stock is a suitable investment for the purchaser and to receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  The applicability of these disclosure requirements may have the effect of limiting any trading activity in our stock and may also have the effect of reducing the value or an investment in our stock.

MARKET FOR REGISTRANT’S COMMON STOCK

Market Information.

No public trading market exists for the Company's securities. No assurance can be given that a market will develop or that a shareholder ever will be able to liquidate his investment without considerable delay, if at all. If a market should develop, the price may be highly volatile. Unless and until our common shares are quoted on the Nasdaq system or listed on a national securities exchange, which is by no means assured since we do not meet Nasdaq or exchange listing requirements, it is likely that our common shares will be defined as “penny stocks” under the Exchange Act and SEC rules thereunder. See "Risk Factors" above.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future.  The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant.

Holders.

As of February 10, 2011, following completion of the share exchange transaction with HLL, there were 11,899,276 shares of common stock issued and outstanding held by a total of approximately 74 shareholders of record.

FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of the results of operations and financial condition of HLL for the nine  months ended December 31, 2010 and for the period from December 11, 2009 (Inception) through March 31, 2010, should be read in conjunction with our financial statements and the notes to those financial statements that are included elsewhere in this Current Report on Form 8-K. References in this Management’s Discussion and Analysis of Financial Condition and Results of Operations to “us,” “we,” “our,” and similar terms refer to HLL. This discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. Words such as “anticipate,” “estimate,” “plan,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions are used to identify forward-looking statements.

Background

HLL was incorporated on December 11, 2009 in the British Virgin Islands (“BVI”) with maximum authorized share capital of 50,000 ordinary shares. On January 12, 2010, a share was issued at $1 to Mr. Gu Yao, who is the sole shareholder of the Company. HLL principally acts as an investing holding company.

In February 2010, HLL entered into and consummated a sale and purchase agreement with Sizegenic Holdings Limited, a BVI corporation, to acquire 100% interests of its wholly owned subsidiary, Legend Sun Limited (“Legend Sun”). The consideration of HK$1,425,023.56 (approximately US$182,982) was paid in full on February 17, 2010 and share transfer was completed on February 24, 2010. Pursuant to the supplementary agreement to the sale and purchase agreement, the consideration of $182,982 included repayment of the balance of the stockholder’s loan from Sizegenic to Legend Sun, and accordingly, HLL became the successor of Sizegenic as the owner of the stockholder’s loan to Legend Sun.  Legend Sun is a limited liability company incorporated and domiciled in Hong Kong on March 30, 2009 and its principal activity is provision of catering services in Hong Kong. There was no relationship between HLL and Sizegenic prior to the acquisition.

Through our operating subsidiary, Legend Sun, we are in the business of operating coffee shop restaurants under the tradename “Caffe Kenon.”  We currently own and operate one Caffé Kenon coffee shop located in Hong Kong under the terms of a franchise agreement between HLL and Sizegenic Holdings Limited, a British Virgin Islands corporation. Another two Caffe Kenon coffee shops, one of which is located in Hong Kong and one of which is located in Beijing, PRC, are operated by subfranchisees of HLL from which we receive franchise and management fees.

Our future plan of operations is to seek to continue to expand by adding additional Caffe Kenon locations in Hong Kong and in China. Some of the new locations may be Company owned and operated as franchises of Sizegenic, and some may be subfranchise operations from which the Company receives franchise and management fees.  There is no assurance that we will be able to find additional locations which we consider acceptable for establishing new restaurant locations for either Company-owned or subfranchise operations or that we will be able to find acceptable candidates for opening of subfranchise locations.  We also plan to search possible investment and business opportunities in different potential restaurant and catering service business segments including hotpot and traditional Chinese cuisine restaurants, and possible investment and business opportunities related to ownership and operation of a coffee farm and production of our own brand of packed coffee beans and canned coffee to be sold to wholesale and retail customers. We will require additional working capital in order to open new Company owned Caffe Kenon locations or to pursue other potential investment and business opportunities, and there is no assurance that such additional working capital funding will be available, or will be available on terms which are acceptable to the Company

RESULTS OF OPERATION

Results for the Nine Month Period Ended December 31, 2010 and for the Period from December 11, 2009 (Inception) through March 31, 2010 of HLL and for the period from March 30, 2009 (Inception) to February 23, 2010 of Legend Sun (predecessor to HLL)

The following discussion regarding results of operation relates to the business operations which are carried on through our operating subsidiary, Legend Sun.  We believe the following information is relevant to an assessment and understanding of our results of operation and financial condition for the nine months ended December 31, 2010, for the period from December 11, 2009 (Inception) to March 31, 2010 (excluded financials prior to the acquisition of Legend Sun on February 24, 2010) and for the period from March 30, 2009 (Inception) to February 23, 2010 of Legend Sun (predecessor to HLL). The following discussion should be read in conjunction with the Consolidated Financial Statements and related Notes appearing elsewhere in this Form.

Our consolidated financial statements are stated in US Dollars and are prepared in accordance with generally accepted accounting principles of the United States (“US GAAP”).

Revenues

The Company for the nine month period ended December 31, 2010 and for the period from December 11, 2009 (inception) through March 31, 2010 (from date of inception up to immediate fiscal year end after acquired Legend Sun)

Revenues generated by our operating subsidiary Legend Sun for the nine month period ended December 31, 2010 and for the period from December 11, 2009 (inception) through March 31, 2010 were $274,665 and $23,695, respectively.  For the period from December 11, 2009 (inception) through March 31, 2010, our consolidated operating revenues were limited because the acquisition of Legend Sun Limited was not completed until February, 2010 and reflected consolidation of the operating revenue only for the period from the date of acquisition through March 31, 2010 from our Company-owned restaurant at Ground Floor Nam Hing Fong, 38 Yiu Wa Street, Causeway Bay, Hong Kong.  Our revenues for the nine month period ended December 31, 2010 include income from operations of our Company-owned restaurant as well as recognition of the subfranchise annual and management fee income of total $22,266 from our two franchised locations in Hong Kong and Beijing.

Legend Sun from March 30, 2009 (inception) through February 23, 2010 (Date before acquire by the Company)

Revenues of Legend Sun for the period from March 30, 2009 through February 23, 2010, prior to the acquisition, were $109,479, and are attributable solely to operations of Company-owned restaurant.  The increase of revenues for the nine months ended December 31, 2010 as compared to the period from March 30, 2009 through February 23, 2010, is mainly due to the fact that the restaurant opened in late July 2009, and sales volume, as reflected in average monthly revenue, increased from approximately $17,000 per month for the period from July 2009 to March 2010, to approximately $28,000 per month for the period from April 2010 to December 2010. Subfranchise operations also contributed to revenues in April 2010.

Cost of Revenues

The Company for the nine month period ended December 31, 2010 and from December 11, 2009 (inception) through March 31, 2010 (from date of inception and up to the immediate fiscal year end after acquired Legend Sun)

Cost of revenues for the nine month period ended December 31, 2010 and from December 11, 2009 (inception) through March 31, 2010 were $83,090 and $9,008 respectively.  Similar to revenue, our cost of revenues for the period from December 11, 2009 (inception) through March 31, 2010 were limited by consolidation of the cost of goods sold for the post acquisition quarter ended March 31, 2010 from our Company-owned restaurant.  Our cost of revenue for the nine month period ended December 31, 2010 include costs of sale from operations of our Company-owned restaurant as well as recognition of the subfranchise annual fee expenses of total $11,593 for our two franchised locations.

Legend Sun from March 30, 2009 (inception) through February 23, 2010 (Date before acquire by the Company)

Cost of revenues of Legend Sun for the period from March 30, 2009 through February 23, 2010, prior to the acquisition, were $36,478, and were attributable to operations of Company-owned restaurant.

Gross Profit/Loss

The Company for the nine month period ended December 31, 2010 and from December 11, 2009 (inception) through March 31, 2010 (from date of inception and up to the immediate fiscal year end after acquired Legend Sun)

Gross profit for the nine month period ended December 31, 2010, and for the period from December 11, 2009 (inception) through March 31, 2010 was $191,575 and $14,687, respectively.  For the nine month period ended December 31, 2010, gross profit attributable to operations of the Company-owned restaurant was $180,902, and gross profit attributable to subfranchise operations of our two franchised locations was $10,673.  Gross profit for the period of December 11, 2009 (inception) through March 31, 2010 was the result of operations of the Company-owned restaurant and was limited to the post-acquisition period of  February 24, 2010 to March 31, 2010.

Legend Sun from March 30, 2009 (inception) through February 23, 2010 (Date before acquire by the Company)

Gross profit of Legend Sun for the period from March 30, 2009 through February 23, 2010, prior to the acquisition, was $73,001 from the operations of Company-owned restaurant.

Operating Expenses

The Company for the nine month period ended December 31, 2010 and from December 11, 2009 (inception) through March 31, 2010 (from date of inception and up to the immediate fiscal year end after acquired Legend Sun)

Operating expenses for the nine month period ended December 31, 2010, and for period from December 11, 2009 (inception) through March 31, 2010, were $186,833 and $51,533, respectively.

Legend Sun from March 30, 2009 (inception) through February 23, 2010 (Date before acquire by the Company)

Operating expenses of Legend Sun for the period from March 30, 2009 through February 23, 2010, prior to the acquisition, were$136,065.

Operating expenses consisted of the following items:

	Hippo Lace	Hippo Lace	Legend Sun
	9 month period	Dec 11, 2009 (inception)	March 30, 2009
	ended Dec 31, 2010	through March 31, 2010	through February, 23, 2010
Staff costs	60,393	11,059	45,844
Rent, government fee, management fee	68,874	9,409	57,209
Electricity, gas, utilities	15,861	1,879	8,668
Professional and audit fee	4,156	16,000	-
Depreciation	18,104	45	15,189
Others	19,445	13,141	9,155
Total	186,833	51,533	136,065

Pursuant to the terms of the Franchise Agreement and the Supplemental Franchise Agreement executed by HLL and Sizegenic in February and March 2010, respectively, the annual franchise fee for the first year was discounted by 50% to $5,136 (HK$40,000), as reflected in the March 2010 financial statements.  The Company is required to pay the full amount of annual franchise fee of $10,272 (HK$80,000) for the second and last year of the term of Franchise Agreement.  The 50% discounted annual fee expenses for the first year increased net income from Company-owned restaurant by $5,136 for December 11, 2009 (inception) through March 31, 2010.  The full amount of annual franchise fee expenses for the remaining contract years will decrease net income of $5,136 for each of the fiscal year ended March31, 2011 and March 31, 2012.

Other income and expenses

The Company for the nine month period ended December 31, 2010 and from December 11, 2009 (inception) through March 31, 2010 (from date of inception and up to the immediate fiscal year end after acquired Legend Sun)

Other income for the nine month period ended December 31, 2010 and from December 11, 2009 (inception) through March 31, 2010 was $3,473 and $51,997 respectively.  Other income for interim period ended December 31, 2010 represents tips income from Company-owned restaurant and 10% subfranchise management fee income from franchised location in Hong Kong.  Other income from inception through March 31, 2010 represents consultancy fee income for the for the provision of services related to the selection of bistro location, interior design, determination of menu and price, employee training, marketing and promotion, set up and monitor logistic and control of food ordering, production and serving, and kitchen management to a former fellow subsidiary company under Sizegenic to operate a Portugal bistro named Delta Cafes and ceased from Apr 2010 following the acquisition of Legend Sun by Hippo Lace.

Other expenses for the nine month period ended December 31, 2010 and from December 11, 2009 (inception) through March 31, 2010 was $770 and nil respectively.  Other expenses for interim period ended December 31, 2010 represents 10% franchise management fee expenses of the Company owned restaurant.

Legend Sun from March 30, 2009 (inception) through February 23, 2010 (Date before acquire by the Company)

Other income of Legend Sun for the period from March 30, 2009 through February 23, 2010, prior to the acquisition, was $63,086, consisting mainly of the above-mentioned consultancy fee ($61,635) and tip income ($1,451).

Other expenses of Legend Sun for the period from March 30, 2009 through February 23, 2010 prior to the acquisition was nil.

Net Income

The Company for the nine month period ended December 31, 2010 and from December 11, 2009 (inception) through March 31, 2010 (from date of inception and up to the immediate fiscal year end after acquired Legend Sun)

Net income for the nine month period ended December 31, 2010 and from December 11, 2009 (inception) through March 31, 2010 was $3,633 and $12,730 respectively.  Decrease of net income for the nine month period ended December 31, 2010 as compare with period from December 11, 2009 (inception) through March 31, 2010 mainly due to the recognition of other income of $51,997 for the provision of consultancy service to a company named Joystick Limited owned by Sizegenic to operate a Portugal style café bistro.  The amount of income is accounted for the period from February 24, 2010 to March 31, 2010 at $20,545 after HLL acquired LS and pursuant to the agreement the forfeiture of the deposit of $30,817 for termination of the agreement by Joystick before the expiration of the one year term commenced from August 2009.

Legend Sun from March 30, 2009 (inception) through February 23, 2010 (Date before acquire by the Company)

Net income of Legend Sun for the period from March 30, 2009 through February 23, 2010 prior to the acquisition was $22.

Franchise and subfranchise segments of the Company and subsidiaries for the nine months ended December 31, 2010

Franchise segment

Franchise segment represents the operation of the franchised Company-owned restaurant in Hong Kong.

Revenue of $252,399 was generated from sales of foods and beverages.

Depreciation and amortization expenses of $18,104 represents depreciation for the plant and equipment, computer over their useful life and leasehold improvements over the lease period.

The cost of revenue and operating expenses of $240,226 mainly consisted of cost of sales of foods and beverages and general and administrative expenses.

Operating loss of $5,931 was the net result of revenue, costs of revenue, operating and depreciation expenses.

Other income and expenses of $3,473 and $770 represent tip income and franchise management fee expenses respectively.

Net loss of $3,710 represents the net result of operating loss, other income and expense, and income tax.

Total assets, excluding goodwill of $197,339 mainly represents the plant and equipment, leasehold improvement and security deposits.

Goodwill of $32,560 represents the value of excess of purchase price over net assets of Legend Sun acquired.

Capital expenditure of $4,879 mainly represents the purchase of plant and equipment.

Subfranchise segment

Subfranchise segment represents the operation to subfranchise two subfranchisees to operate their restaurant in Hong Kong and Bejjing respectively.

Revenue of $22,266 mainly represents the first year subfranchise annual fee income from Hong Kong and Beijing.

The cost of revenue and operating expenses of $11,593 mainly consisted of the first year subfranchise annual fee expenses to Sizegenic.

Operating income of $10,673 was the net result of revenue, costs of revenue and operating expenses.

Net income of $7,343 represents the net result of operating income and income tax.

Total assets, excluding goodwill of $11,994 mainly represents the amount receivable from BJ Kenon.

Net cash provided by operating activities was $211,192 for the nine month period ended December 31, 2010, attributable to net cash inflow from operations of the Company-owned restaurant and classification of stockholder’s loan payable in December 11 to current liabilities, and net cash used in operating activities was

$3,380 for the period from December 11, 2009 (inception) through March 31, 2010, and was mainly due to recognition of revenue for forfeiture of the deposit received from Joystick ($30,817).  Net cash used in Legend Sun operating activities for the period from March 30, 2009 through February 23, 2010, prior to the acquisition, was $4,961.

Net cash used in investing activities for the nine month period ended December 31, 2010 was  $4,879, and was attributable to capital expenditures during the period, and net cash used in investing activities was $177,565 for the period from December 11, 2009 (inception_ through March 31, 2010, and was mainly attributable to the acquisition of Legend Sun.  Net cash used in investing activities by Legend Sun for the period from March 30, 2009 through February 23, 2010, prior to the acquisition, was  $140,023 for acquisition of fixed assets.

Net cash used in and provided by financing activities for the nine month period ended December 31, 2010 and from December 11, 2009 (inception) through March 31, 2010 was 196,266 and $196,267 respectively as shareholder loan repayable in December 2011 is classified as current liabilities for the nine months ended December 31, 2010.  Net cash provided by Legend Sun financing activities for the period from March 30, 2009 through February 23, 2010, prior to the acquisition, was  $150,401 consisting of proceeds from shareholders loan and stock issuance.

LIQUIDITY AND CAPITAL RESOURCES

HLL entered into a Shareholder Loan Agreement with Mr. Gu Yao on December 11, 2009 mainly for the acquisition of the wholly own subsidiary on February 24, 2010, Legend Sun. The term of the loan is for 2 years from the date of the agreement.  It is unsecured, non-interest bearing and repayable upon expiration of the term.  The aggregate outstanding amount of advances under the loan agreement may not at any time exceed the commitment limit of HK$2,000,000 (approximately US$256,410).  The amount advanced by shareholder up to December 31, 2010 was $184,226.  Possible external sources of liquidity may include loan borrowing from financial institutions or possible completion of a share exchange transaction to acquire potential and profitable businesses which can generate additional cash flow.  No material unused sources of liquid assets and no known favorable or unfavorable material trends that will change our capital resources.

Subfranchise operations could benefit the liquidity of the Company through subfranchise annual and management fee income receivable net of the subfranchise annual fee expenses payable to Sizegenic.  Continuing improvement in operating income through improved gross margins and stable operating expenses is also a source of improved liquidity for the Company. According to the segment reporting for the period from April 1, 2010 to February 9, 2011 and existing terms and practice of subfranchise agreements with subfranchise annual fee income of $10,272, subfranchise annual fee expenses of $5,136 and total 20% for support costs plus HK profit tax rate (16.5%), the net income after tax from one subfranchise for a 3 year term is approximately $4,109 per year or a total $12,326 for 3 years.

Franchise annual fee for the Company-owned restaurant owed to Sizegenic was discounted at 50% ($5,136) in the first year.  Full amount of franchise annual fee, $10,272, for the second year and throughout the term of the agreement will be owed to Sizegenic and require additional cash outflow in the fiscal year ended March 31, 2011 and 2012.

Commentaries of movement of cash flow statement for 9 months ended December 31, 2010 and the period from December 11, 2009 (inception) to March 31, 2010:

Net income: Net income of $3,633 for the 9 months ended December 31, 2010, was lower than the net income of $12,730 for the period from December 11, 2009 (inception) to March 31, 2010 mainly due to recognition of non-recurring other income from consultancy services to Joystick in the period ended March 2010, despite the fact that the consolidation period did not begin until after the acquisition in February 2010.

Depreciation: Depreciation adjustment to net income for 9 months ended December 31, 2010 ($18,104) was higher than the period from December 11, 2009 (inception) to March 31, 2010 ($45) mainly due to the limitation to consolidate expenses after acquisition in February 2010.

Due from related party: Cash provided by due from related party for 9 months ended December 31, 2010 ($17,832) mainly represents the offset of consultancy services fee receivable from Joystick against the amount due to related party, Sizegenic which is the holding company of Joystick.

Account receivables: Cash used in account receivables for 9 months ended December 31, 2010 ($10,273) mainly represents the first year annual fee income from Sino Wish, the subfranchisee located in Hong Kong commenced in April 2010.

Other receivables: Cash used in other receivables for 9 months ended December 31, 2010 ($161) mainly represents movement of credit card sales in transit.

Inventory: Cash provided by inventory for 9 months ended December 31, 2010 ($573) mainly represents lower inventory balance due to increased sales volume from approximately $135,000 for 12 months ended March 31, 2010 to $275,000 for 9 months period ended December 31, 2010.

Account payable and accrued expenses: Cash used in account payable for 9 months ended December 31, 2010 ($4,290) mainly represents decreased accrual of payroll.

Security deposits: Cash used in security deposits for 9 months ended December 31, 2010 ($139) mainly represents deposit to material supplier.

Income tax payble: Cash provided by income tax payable for 9 months ended December 31, 2010 ($3,812) mainly due to high initial allowance for Company-owned restaurant fixed assets incurred for business commencement in the tax assessment year ended March 2010.

Due to related party: Cash used in due to related party for 9 months ended December 31, 2010 ($2,125) mainly represents the net result to offset consultancy services fee receivable from Joystick against the amount due to related party, Sizegenic which is the holding company of Joystick and cash provided by professional fee paid on behalf of Hippo Lace.

Property and equipment: Cash used in property and equipment for 9 months ended December 31, 2010 ($4,879) mainly represents addition of shop equipment and facilities for Company-owned restaurant.

Stockholder’s loan: Cash provided by stockholder’s loan under operating activities for 9 months ended December 31, 2010 ($184,226) and used in stockholder’s loan under financing activities the period from December 11, 2009 (inception) to March 31, 2010 ($196,266) mainly represents classification of stockholder’s loan due in December 2011 to current liabilities for 9 months ended December 31, 2010.

We anticipate that the existing cash and cash equivalents on hand as at June 30, 2011 at approximately $5,500, together with approximately $3,000 monthly average net cash inflow generated from our Company owned restaurant will be sufficient to meet our working capital requirements for our current level of operations and to sustain our business operations at the current levels for the next twelve months.  The company’s amount of working capital as at end of March 2011 which included stockholder’s loan amounting to $176,848 is as follows:

Current assets

$45,945

Current liabilities

$(222,793)

 Working capital

$(176,848)

According to our cash flow projection for the next five years from 2011/12 to 2015/16 based on our anticipation and assumptions of stable growth of annual revenue and consistent costs and expenses structure as well as cash based turnover and payable of supplies on credit, it could generate annual cash surplus of approximately US$38,000 for the first year from April 2011 to March 2012 to approximately US$82,000 for the fifth year from April 2015 to March 2016 and accumulate sufficient cash balance to self sustain its business operation throughout the five years.

As of March 31, 2010 and December 31, 2010, there were no material commitments for capital expenditures for business operations.

Our future plan of operations to invest in other potential business opportunities and open additional restaurant is still in a very preliminary level and unable to assess the cash needs and the expected change and impact to our liquidity and capital resources.  The source of financing we may consider including private placement of shares to shareholder, share exchange to acquire potential and profitable business to generate additional cash flow, issue convertible debenture to business partner and investor, and loan borrowing from shareholders and financial institutions but no assurance that we will be able to raise the necessary additional funding through the aforesaid financing alternatives as we have limited operating history and a limited history of profitable operations.

OFF-BALANCE SHEET ARRANGEMENTS

As of March 31, 2010 and December 31, 2010, the Company does not have any off-balance sheet arrangements.

CRITICAL ACCOUNTING ESTIMATES AND JUDGEMENTS

ESTIMATES

The preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Our significant estimates include the reserves related to receivables, plus the recoverability and useful lives of long lived assets and realizable values for inventories.

PRINCIPLES OF CONSOLIDATION

The balance sheet, results of operations and cash flows of our wholly-owned subsidiary, Legend Sun, have been included in our consolidated financial statements. All intercompany accounts and transactions have been eliminated.

ACCOUNTS RECEIVABLES

We have established an allowance for doubtful accounts sufficient to cover probable and reasonably estimable losses. The allowance for doubtful accounts considers a number of factors, including collection experience, current economic trends, estimates of forecasted write-offs, aging of the accounts receivable portfolios, industry norms, regulatory decisions and other factors. Management reviews the composition of accounts receivable and analyzes any historical bad debts, customer concentrations, and customer credit worthiness.  Our policy is to record a reserve primarily on a specific identification basis. Accounts are written off after use of a collection agency is deemed to be no longer useful.  The accounts receivable balance as of March 31, 2010 is nil.  The accounts receivable balance of $10,273 at December 31, 2010 represents the first year annual fee income from Sino Wish, the subfranchisee located in Hong Kong commenced in April 2010.  After reviewing and analyzing the account receivable from Sino Wish, management believes that the company is trustworth and no allowance is required because there was no historical bad debt, the business and the economy are in a growing trend and we are not aware of any credibility problem of the company.

PROPERTY AND EQUIPMENT

Property and equipment is recorded at cost less accumulated depreciation and amortization. Depreciation and amortization is computed on a straight-line basis over the estimated useful lives of the assets. Improvements to leased assets or fixtures are amortized over their estimated useful lives or lease period, whichever is shorter. Leased property meeting certain criteria is capitalized and the present value of the related payments is recorded as a liability. Depreciation of capitalized leased assets is computed on the straight-line method over the term of the lease. Upon retirement or other disposition of these assets, the costs and related accumulated depreciation and amortization of these assets are removed from the accounts and the resulting gains or losses are reflected in the consolidated results of operations. Expenditures for maintenance and repairs are charged to operations as incurred. Renewals and betterments are capitalized.

GOODWILL

Goodwill represents the excess of the purchase price over the net fair value of the identifiable tangible and intangible assets acquired and the fair value of liabilities assumed in acquisition. We test goodwill for impairment in the fourth quarter each year. Goodwill impairment is computed using the expected present value of associated future cash flows.

INVENTORIES

We maintain inventories consisting of finished goods for catering services, which are available for sale. Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

REVENUE RECOGNITION

Food and Beverage income are recognized on the accrual basis as services are provided.

Franchise fee income on the sublicensing of the brand name and trademark “Caffe Kenon” is recognized after granted the non-exclusive rights and franchise to franchisee as the fee is non-refundable to and non-cancellable by the franchisee and the Company has no obligation to all costs, liability, expenses, and responsibilities for the franchise which are assumed by franchisee throughout the term; and

Cost of revenue represents primarily the direct costs associated with the cost of food and beverage, and the franchise fee payable to Sizegenic for the franchise fee income.

INTERIM FINANCIAL STATEMENTS

The unaudited condensed consolidated financial statements included herein have been prepared in accordance with United States generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by United States generally accepted accounting principles. In our opinion, all adjustments (consisting of normal accruals) considered necessary for a fair presentation have been included.

MANAGEMENT

Current Officers, Directors and Key Employees

The following table contains the name, age and position with the Registrant of officers and directors as of the date of this Report on Form 8K. The business background of each individual is described following the table.

Name	Age	Position
Cheung Ming	50	President, Chief Executive Officer and Chairman
Cheung Sing	47	Director and Vice Chairman
Yam Kee Cheong	55	Director
Leung Kin Wah	48	Chief Financial Officer
Gary Joiner	61	Company Secretary and Director
Chan Tak Hing	59	Director

Cheung Ming - Mr. Cheung Ming is 50 years old.  Mr. Cheung Ming served as President, Chief Executive Officer and as a Director of the Company from February, 2008 to May 16, 2011, and served as Chairman of the Board of Directors from November, 2010 to May 16, 2011. On May 16, 2011, Cheung Ming resigned from his positions as President, Chief Executive Officer, Director and Chairman of the Board of Directors. In addition to his work with the Company, Mr. Cheung Ming also serves as the Chief Executive Officer of Hengli & Liqi Furniture Limited, a Hong Kong corporation that specializes in furniture production from early 2006 to the present.  As President and Chief Executive Officer of the Company, Mr. Cheung Ming was responsible for the overall business development of the Company.  Mr. Cheung Ming was appointed as a director because he has extensive business management experience, including 27 years of experience in the area of retail business in China, Hong Kong and Taiwan.

Cheung Sing – Mr. Cheung Sing is 47 years old.  Mr. Cheung Sing has served as a Director of the Company since April, 2008, and as Vice Chairman of the Board of Directors since November, 2010. On May 16, 2011, Cheung Sing was appointed as President, Chief Executive Officer and Chairman of the Board of Directors. In addition to his work with the Company, from July, 1999, to the present, Mr. Cheung Sing, has been the Vice President of Hengli & Liqi Furniture Limited which is located in Hong Kong and is in the business of manufacturing indoor furniture.  As Vice President of Hengli & Liqi, Mr. Cheung Sing is responsible for product developments, sales presentation, order executions and customer relations.  From June 2000 to December 2002, Mr. Cheung Sing served as the Director of Operations of China Merchandise Company Limited (CMCL) which is located in Ningbo, China and is in the business of manufacturing outdoor furniture.  As Director of Operations of CMCL, Mr. Cheung Sing was responsible for marketing and sales, order executions and the administration of the office in Ningbo.  Mr. Cheung Sing was appointed as a director because he has extensive management experience in various business areas including manufacturing, product development, sales and marketing in both Hong Kong and China.

Yam Kee Cheong – Mr. Yam is 55 years old and since November, 2010, has served as a Director of the Company. Mr. Yam was admitted as a solicitor of Hong Kong in 1994.  From 1997 to the present he has been engaged in the practice of law in Hong Kong as a founder and partner of the solicitors firm, Messrs Johnnie Yam, Jacky Lee & Co. in 1997. Mr. Yam was also admitted as a solicitor of England and Wales.  Mr. Yam has also obtained LL.B. of University of London, LL.B. of Peking University and LLD of China University of Political Science and Laws.  Mr. Yam was appointed as a director because of his expertise in commercial law matters in Hong Kong and his professional qualifications as a Chinese lawyer.

Leung Kin Wah – Mr. Leung is 48 years old and since November, 2010 has served as Chief Financial Officer of the Company.  From June, 2009 to November, 2010, he served as Head of Finance of Ever Lucid, Ltd., from January, 2008 to May, 2009, he was self studying for ACCA examination, and from November, 1984 through December, 2008, he worked at PCCW Ltd., a Hong Kong listed company, with the last title of assistant accounting manager.  Mr. Leung is a Certified General Accountant of Canada and fellow of the ACCA.  Mr. Leung was appointed as a Chief Financial Officer because of his professional accountancy qualifications, experience in working with public companies listed in Hong Kong, and knowledge regarding financial and internal control management.

Gary Joiner – Mr. Joiner is 61 years old and has served as Secretary of the Company since June, 2010, and as a member of its Board of Directors since November, 2010.  He is also an officer, director and shareholder of the Boulder, Colorado law firm of Frascona, Joiner, Goodman and Greenstein, where he has practiced law since 1978, specializing in corporate, securities and business law.  Mr. Joiner has a B.S degree from Northwestern University and both a JD and LLM in Tax from the University of Denver.  Mr. Joiner was appointed as a director because of his knowledge relating to US capital markets and his expertise in US corporate and securities laws.

Chan Tak Hing – Mr. Chan is 59 years old and since November, 2010 has served as a Director of the Company.  From September, 2009, to the present, he has served as Executive Chef of Ever Lucid, Ltd., and responsible for the management of kitchen operations.  Mr. Chan was a Chef of a Chinese restaurant from mid of 1996 to 1999 and for family reasons elected not to be employed outside the home from 1999 through August, 2009 Mr. Chan has 30 years experiences of Chinese and Western style cuisine and kitchen management.  Prior to joining the Company, Mr. Chan served various styles of Chinese and Western restaurants included Chinese traditional style and hotpot restaurants, western style bistros and restaurants.  Mr. Chan was appointed as a director because of his extensive experience in food preparation and kitchen management.

Our shareholders elect our directors annually and our board of directors appoints our officers annually. Vacancies in our board are filled by the board itself. Set forth below are brief descriptions of the recent employment and business experience of our executive officers and directors.

Director Independence

The NASDAQ Stock Market has instituted director independence guidelines that have been adopted by the Securities & Exchange Commission.  These guidelines provide that a director is deemed “independent” only if the board of directors affirmatively determines that the director has no relationship with the company which, in the board’s opinion, would interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities.  Significant stock ownership will not, by itself, preclude a board finding of independence.

For NASDAQ Stock Market listed companies, the director independence rules list six types of disqualifying relationships that preclude an independence filing.  The Company’s board of directors may not find independent a director who:

1.

is an employee of the company or any parent or subsidiary of the company;

2.

accepts, or who has a family member who accepts, more than $60,000 per year in payments from the   company or any parent or subsidiary of the company other than (a) payments from board or committee   services; (b) payments arising solely from investments in the company’s securities; (c) compensation   paid to a family member who is a non-executive employee of the company’ (d) benefits under a tax   qualified retirement plan or non-discretionary compensation; or (e) loans to directors and executive   officers permitted under Section 13(k) of the Exchange Act;

3.

is a family member of an individual who is employed as an executive officer by the company or any   parent or subsidiary of the company;

4.

is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of,   any organization to which the company made, or from which the company received, payments for   property or services that exceed 5% of the recipient’s consolidated gross revenues for that year, or   $200,000, whichever is more, other than (a) payments arising solely from investments in the company’s   securities or (b) payments under non-discretionary charitable contribution matching programs;

5.

is employed, or who has a family member who is employed, as an executive officer of another company  whose compensation committee includes any executive officer of the listed company; or

6.

is, or has a family member who is, a current partner of the company’s outside auditor, or was a partner or  employee of the company’s outside auditor who worked on the company’s audit.

Based upon the foregoing criteria, our Board of Directors has determined that Yam Kee Cheong and Gary Joiner are independent directors.

Conflicts of Interest

Certain conflicts of interest exist and will continue to exist between the Company and its officers and directors due to the fact that they have other employment or business interests to which they devote substantial attention. Ultimately, our shareholders must rely on the fiduciary responsibility owed to them by the Company’s officers and directors.

The Company’s subsidiary, Hippo Lace has an outstanding shareholder loan in the amount of $196,266 and $184,226, as of March 31, 2010, and December 31, 2010, respectively.  Prior to February 10, 2011, the loan is from Gu Yao who is the holder of 2,291,100 shares, or approximately 19.25%, of the Company’s issued and outstanding common stock. The stockholder’s loan mainly represents the loan advance to Hippo Lace by Gu Yao for acquisition of the wholly own subsidiary on February 24, 2010, Legend Sun.  This loan is unsecured, non-interest bearing and repayable after one year on December 11, 2011.  On February 10, 2011, the Company repaid the balance of the stockholder’s loan as part of the consideration of $218,676 for the 2,291,100 shares of the Company’s common stock issued to Gu Yao in exchange for all of the issued and outstanding shares of Hippo Lace and became the successor of Gu Yao to own the stockholder’s loan.

Hippo Lace also had amounts payable to and receivable from related parties as of March 31, 2010 and December 31, 2010. The amounts payable to related parties were $8,812 and $6,687, as of March 31, 2010 and December 31, 2010, respectively.  They mainly represent franchise fees payable to Sizegenic Holdings, Ltd., an entity which is under common control of Cheung Ming, the Company’s CEO.  As of December 31, 2010, Hippo Lace had $12,985 receivable from Beijing Kenon Bistro Catering Limited, which represents the first year annual franchise fee income.  Beijing Kenon Bistro Catering Limited is under common control with Gu Yao, the holder of approximately 19.25% of the Company’s issued and outstanding common stock.

The Company also had amounts payable to shareholder in the amount of $94,669 and $127,012 as of March 31, 2010 and December 31, 2010 respectively.  They are paid by Cheung Ming who is the holder of 5,023,000 shares, or approximately 42.21%, of the Company’s issued and outstanding common stock. The amounts mainly represent payment of legal and professional services for the Company. The payable is unsecured, non-interest bearing and no fixed repayment term.

The law firm of Frascona, Joiner, Goodman and Greenstein, P.C., has billed the Company $6,121 and $17,174 for legal fees during the period from December 9, 2009 (inception) through March 31, 2010, and for the nine month period ended December 31, 2010, respectively.  Gary Joiner, who is an officer and director of the Company, is also a shareholder, officer and director, of Frascona, Joiner, Goodman and Greenstein, P.C., a law firm which provides legal services to the Company.

There can be no assurance that members of management will resolve all conflicts of interest in our favor. The officers and directors are accountable to us and our shareholders as fiduciaries. Failure by them to conduct our business in a manner which is in our best interests may create liability for them.  The area of fiduciary responsibility is a rapidly developing area of law, and persons who have questions concerning the duties of the officers and directors to us should consult their counsel.

Indemnification of Officers and Directors

Our bylaws generally provide that we will indemnify our officers and directors against all costs and expenses (including attorneys’ fees) incurred by them in defending or settling actions brought against them by reason of the fact that they were officers or directors of the Company provided that acted in good faith and in a manner they reasonably believed to be in the best interests of the Company, unless they are adjudged to be liable to the Company.

Executive Compensation and Plans

Cash and Other Compensation

The Company does not pay compensation to its officers and directors and no plan to pay compensation to any director or executive officer as a result of the acquisition of HLL through completion of the stock exchange

Compensation Pursuant to Plans

No director or executive officer has received compensation from the Company pursuant to any compensatory or benefit plan. There is no plan or understanding, express or implied, to pay any compensation to any director or executive officer pursuant to any compensatory or benefit plan as a result of the acquisition of HHL through completion of stock exchange, although we anticipate that we eventually will compensate our officers and directors for services with stock or options to purchase stock, in lieu of cash.

Employment Contracts

No officer or director has entered into any employment or similar contract with the Company.

Compensation of Directors

We do not compensate our directors for attendance at meetings. We reimburse our officers and directors for reasonable expenses incurred during the course of their performance. We have no long-term incentive or medical reimbursement plans.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 10, 2011, following completion of the share exchange transaction, the ownership of each person known by the Registrant to be a beneficial owner of 5% or more of its common stock, by each executive officer and director of the Registrant, and by all of all executive officers and directors of the Registrant as a group. Except as otherwise noted, each person listed below is a sole beneficial owner of the shares and has sole investment and voting power as to such shares.  No person listed below has any options, warrants or other right to acquire additional securities of the Registrant except as may be otherwise noted.

Title and Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of class
Common	Cheung Ming (1) 16/F Honest Motors Building, 9-11 Leighton Road, Causeway Bay, Hong Kong	5,023,000	42.21%

Common	Cheung Sing (1) 16/F Honest Motors Building, 9-11 Leighton Road, Causeway Bay, Hong Kong	350,000	2.94%
Common	Gary S. Joiner (1) 4750 Table Mesa Drive Boulder, CO 80302`	175,000	1.47%
Common	Yam Kee Cheong (1) Flat 706, Blk 2, Heng Fa Chuen, Chai Wan, HongKong	70,000	0.59%
Common	Leung Kin Wah (1) Flat A, 21/F.,Blk 8, East Point City, Tseung Kwan O, N.T. Hong Kong	35,000	0.29%
Common	Chan Tak Hing (1) Rm C, Flat L, 8/F., Malahon Apartments, 501-515 Jeffe Road, Wanchai, Hong Kong	35,000	0.29%
Common	Gu Yao Room 3003, Building Six, Hong Qiao Road, Shanghai, China	2,291,100	19.25%
Common	Fang Huaying Rm 402, Building 14, 3329 Hongmei Rd, Minhang District, Shanghai, China	1,050,000	8.82%
Common	All Directors and Executive Officers as a Group ( 6 in number)	5,688,000	47.80%

(1)

Officer and/or Director

ITEM 3.02 - UNREGISTERED SALES OF EQUITY SECURITIES

On November 19, 2010, the Registrant issued a total of 5,862,500 shares of its previously unissued shares of common stock to a total of 21 persons for cash consideration of $5,862.50, or $0.001 per share. The sale of shares was a private placement transaction, and the shares which were sold were not registered under the Securities Act of 1933, in reliance upon exemptions from registration provided by Section 4(2) of the Securities Act of by Regulation S promulgated under the Securities Act.  Accordingly, all shares which were sold will constitute “restricted securities” as defined in Rule 144 under the Securities Act of 1933.

On February 10, 2011, the Registrant issued a total of 2,291,100 shares of its previously unissued shares of common stock to the shareholder of Hippo Lace Limited in exchange for all of the issued and outstanding shares of Hippo Lace Limited. The exchange transaction was a private placement transaction, and the shares issued in the exchange transaction were not registered under the Securities Act of 1933, in reliance upon exemptions from registration provided by Section 4(2) of the Securities Act and by Regulation S promulgated under the Securities Act. Accordingly, all shares issued in the exchange transaction will constitute “restricted securities” as defined in Rule 144 under the Securities Act of 1933.

A portion of the shares were sold in reliance on Section 4(2) under the Securities Act of 1933.  The Registrant’s reliance on the exemption from registration provided by Section 4(2) is based on the fact that shares were offered and sold to a single purchaser in the U.S. in a private placement transaction which did not involve general solicitation.

A portion of the shares were sold in reliance on Regulation S. The Registrant’s reliance on the exemption from registration provided by Regulation S was based on the fact that the Shares were sold in private offshore transactions to persons who were not US persons.

Description of Securities

General. We are authorized to issue of up to 100,000,000 shares of $0.001 par value common stock and currently have a total of 11,899,276 shares of common stock issued and outstanding.

Voting Rights. Each outstanding share of common stock is entitled to one vote. The common stockholders do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares voting for the election of directors can elect all of the directors to be elected, if they so choose.

No Preemptive Rights. Holders of common stock are not entitled to any preemptive rights.

Dividends and Distributions. Holders of common stock are entitled to receive such dividends as may be declared by the directors out of funds legally available for dividends and to share pro rata in any distributions to holders of common stock upon liquidation or otherwise. However, we have never paid cash dividends on our common stock, and do not expect to pay such dividends in the foreseeable future.

ITEM 4.02 - NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On August 1, 2011, the Borad of Directors of the Company concluded, based upon the recommendation of management to respond to SEC comments issued on June 17, 2011 regarding principle of consolidation of Legend Sun by HLL on the acquisition date of February 24, 2010, and inclusion of financial statements of Legend Sun (predecessor to Hippo Lace) for April 1, 2009 through February 23, 2010 and Hippo Lace (successor) for the period from February 24, 2010 through March 31, 2010 in bifurcated format in the Form 10-K for the year ended March 31, 2011, that the previously issued consolidated financial statements for HLL and its subsidiary Legend Sun as of March 31, 2010 and for the period from December 11, 2009 to March 31, 2010, and as of December 31, 2010 and for the nine months ended December 31, 2010 as reported in the exhibit 99.1 and 99.2 of the Company’s Form 8-K Amendment No 1 filed on May 13, 2011, should no longer be relied upon.

As a result of this conclusion, the Company amended the exhibit 99.1 and 99.2 of its Form 8-K Amendment No 1 and filed on August 8, 2011.

The misstatements in the financial statements are mainly attributed to the fact that we included consolidation of the financial results of Legend Sun for periods prior to the date of its acquisition by HLL on February 24, 2010.  As of the date of this filing, the Company anticipates the following changes to its previously reported financial results:

HLL’s consolidated net income for the period from December 11, 2009 (date of inception) to March 31, 2010, the goodwill and the shareholders equity as of March 31 and December 31, 2010 were immaterially understated by $459.

The Company has discussed the matters disclosed in this Item 4.02 with UHY Vocation HK CPA Limited, the Company’s independent registered public accounting firm.

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On November 19, 2010, the Board of Directors elected to increase the Board from 2 members to 5 members and appointed Yam Kee Cheong, Chan Tak Hing and Gary S. Joiner as new members. The Company does not have an employment agreement with any of the newly appointed director. There were no transactions during the last two years, or proposed transactions, to which the Company was or is to be a party, in which any of the new directors had or is to have a direct or indirect material interest.

On November 19, 2010, the Board of Directors appointed Leung Kin Wah, age 48, as the Chief Financial Officer of the Company. Prior to joining the Company, Mr. Leung worked in a listed Hong Kong corporation named PCCW Ltd. for 24 years with the last title of assisting accounting manager.  Mr. Leung is a Certified General Accountant of Canada and fellow of the ACCA.  There were no transactions during the last two years, or proposed transactions, to which the Company was or is to be a party, in which Mr. Leung had or is to have a direct or indirect material interest.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(a)

Financial Statements of Businesses Acquired.

(i)

In accordance with Item 9.01(a), the audited consolidated financial statements of Hippo Lace Limited., for the period from December 11, 2009 (Inception) to March 31, 2010 are filed in this Current Report on Form 8-K as Exhibit 99.1.

(ii)

In accordance with Item 9.01(a), the unaudited consolidated financial statements of Hippo Lace Limited., for the nine months period ended December 31, 2010, are filed in this Current Report on Form 8-K/A as Exhibit 99.2.1.

(b)

Pro-forma Financial Information.

In accordance with Item 9.01(b), pro-forma consolidated financial statements of the Registrant and Hippo   Lace Limited., as of the fiscal year ended March 31, 2010 and as of the nine months period ended   December 31, 2010 are filed in this Current Report on Form 8-K as Exhibit 99.5.1.

(c)

Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K/A:

Exhibit No. Description
2.1

Share Exchange Agreement dated February 10, 2011, by and between Studio II Brands, Inc., and Hippo Lace Limited (incorporated by reference from Current Report on Form 8-K/A filed with the Securities and Exchange Commission on May 13, 2011).

3.1	Articles of Incorporation, (incorporated by reference from Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on September 12, 2002).
3.2	Certificate of Amendment to Articles of Incorporation (incorporated by reference from Current Report on Form 8-K/A, filed with the Securities and Exchange Commission on December 12, 2011).
3.2.1	Articles of Incorporation, as amended, (incorporated by reference from Current Report on Form 8-K/A, filed with the Securities and Exchange Commission on December 12, 2011).
3.3	Bylaws (incorporated by reference from Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on September 12, 2002).
3.4	Amended Bylaws, (incorporated by reference from Current Report on Form 8-K filed with the Securities and Exchange Commission on October 14, 2010).
10.1

Share Purchase Agreement dated February 10, 2010, by and between Sizegenic Holdings Limited and Hippo Lace Limited (incorporated by reference from Current Report on Form 8-K/A filed with the Securities and Exchange Commission on May 13, 2011).

10.2

International Exclusive Distribution and Promotion Agreement dated June 27, 2009 by and between Sizegenic Holdings Limited and Café Centro Brazil di Wurzburger Vittorio & C. S.a.s. (incorporated by reference from Current Report on Form 8-K/A filed with the Securities and Exchange Commission on May 13, 2011).

10.3

Franchise Agreement dated February 10, 2010, by and between Sizegenic Holdings Limited and Hippo Lace Limited (incorporated by reference from Current Report on Form 8-K/A filed with the Securities and Exchange Commission on May 13, 2011).

10.4

Supplementary Franchise Agreement dated March 1, 2010, by and between Sizegenic Holdings Limited and Hippo Lace Limited (incorporated by reference from Current Report on Form 8-K/A filed with the Securities and Exchange Commission on May 13, 2011).

10.5

Franchise Agreement dated March 1, 2010, by and between Hippo Lace Limited and Sino Wish Limited (incorporated by reference from Current Report on Form 8-K/A filed with the Securities and Exchange Commission on May 13, 2011).

10.6

Franchise Agreement dated April 1, 2010, by and between Hippo Lace Limited and Beijing Kenon Bistro Catering Limited (incorporated by reference from Current Report on Form 8-K/A filed with the Securities and Exchange Commission on May 13, 2011).

10.7

Shareholder Loan Agreement dated December 11, 2009, by and between Hippo Lace Limited and Gu Yao (incorporated by reference from Current Report on Form 8-K/A filed with the Securities and Exchange Commission on May 13, 2011).

10.8

Lease Agreement dated June 1, 2009, by and between Legend Sun Limited and Sky Heart Limited (incorporated by reference from Current Report on Form 8-K/A filed with the Securities and Exchange Commission on May 13, 2011).

10.9

Consulting Services Agreement dated August 15, 2009, by and between Legend Sun Limited and Joystick Limited (incorporated by reference from Current Report on Form 8-K/A filed with the Securities and Exchange Commission on August 8, 2011).

10.10

Supplementary Agreement to sale and purchase agreement of Legend Sun dated February 24, 2010, by and between Sizegenic Holdings Limited, Hippo Lace Limited and Legend Sun Limited (incorporated by reference from Current Report on Form 8-K/A Amendment No. 4, filed with the Securities and Exchange Commission on December 12, 2011).

10.11	Supplementary Agreement to agreement for share exchange dated February 10, 2011, by and between Gu Yao, Studio II Brands, INC. and Hippo Lace Limited filed herewith.*
21.1	List of Subsidiaries of the Registrant (incorporated by reference from Current Report on Form 8-K/A filed with the Securities and Exchange Commission on August 8, 2011).
99.1	Unaudited consolidated financial statements and related notes of Hippo Lace Limited, for the period from December 11, 2009 (Inception) to March 31, 2010 filed herewith.*
99.2

Unaudited consolidated financial statements and related notes of Hippo Lace Limited, at September 30, 2010 and for the six months ended September 30, 2010 (incorporated by reference from Current Report on Form 8-K filed with the Securities and Exchange Commission on February 10, 2011).

99.2.1	Audited consolidated financial statements and related notes of Hippo Lace Limited, at December 31, 2010 and for the nine months ended December 31, 2010. *
99.3

Audited Financial statements and related notes of Studio II Brands, Inc. at March 31, 2010 and for the year then ended filed herewith (incorporated by reference from Current Report on Form 8-K filed with the Securities and Exchange Commission on February 10, 2011).

99.4

Unaudited Financial statements and related notes of Studio II Brands, Inc. for the six months ended September 30, 2010 filed herewith (incorporated by reference from Current Report on Form 8-K filed with the Securities and Exchange Commission on February 10, 2011).

99.4.1

Unaudited Financial statements and related notes of Studio II Brands, Inc. for the nine months ended December 31, 2010 (incorporated by reference from Current Report on Form 8-K filed with the Securities and Exchange Commission on May 13, 2011).

99.5

Pro-forma consolidated financial statements of Studio II Brands, Inc. and Hippo Lace Ltd., as of the fiscal year ended March 31, 2010 and as of the six months period ended September 30, 2010 (incorporated by reference from Current Report on Form 8-K filed with the Securities and Exchange Commission on May 13, 2011).

99.5.1

Pro-forma consolidated financial statements of Studio II Brands, Inc. and Hippo Lace Ltd., as of the fiscal year ended March 31, 2010 and as of the nine months period ended December 31, 2010 (incorporated by reference from Current Report on Form 8-K/A, filed with the Securities and Exchange Commission on December 12, 2011).

99.8

Audited balance sheet as of February 23, 2010 and audited statements of operations, cash flow and stockholders equity of Legend Sun Limited for the period from March 30, 2009 (inception) to February 23, 2010 (incorporated by reference from Current Report on Form 8-K/A, filed with the Securities and Exchange Commission on December 12, 2011).

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Studio II Brands, Inc. (Registrant)

Date: December 13, 2011	/s/ Cheung Sing, Chief Executive Officer